                                                                    EXHIBIT 3.14

                                    BY-LAWS

                                      OF

                        SHELTER COMPONENTS CORPORATION


                                   ARTICLE I
                                   ---------

                           Meetings of Shareholders
                           ------------------------

        Section 1.1.  Annual Meetings.  Annual meetings of the shareholders of
        -----------   ---------------
the Corporation shall be held on the second Tuesday of May of each year, at such hour and at such place within or without the State of Indiana as shall be designated by the Board of Directors. In the absence of designation, the meeting shall be held at the principal office of the Corporation at 10:00 a.m. (Local time). The Board of Directors may, by resolution, change the date or time of such annual meeting. If the day fixed for any annual meeting of shareholders shall fall on a legal holiday, then such annual meeting shall be held on the first following day that is not a legal holiday.

       Section 1.2.  Special Meetings.  Special meetings of the shareholders of
       -----------   ----------------
the Corporation may be called at any time by the Board of Directors or the Chairman of the Board and shall be called by the Board of Directors if the Secretary receives written, dated and signed demands for a special meeting, describing in reasonable detail the purpose or purposes for which it is to be held, from the holders of shares representing at least twenty-five percent (25%) of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. If the Secretary receives one (1) or more proper written demands for a special meeting of shareholders, the Board of Directors may set a record date for determining shareholders entitled to make such demand. The Board of Directors or the Chairman of the Board, as the case may be, calling a special meeting of shareholders shall set the date, time and place of such meeting, which may be held within or without the State of Indiana.

        Section 1.3.  Notices.  A written notice, stating the date, time and
        -----------   -------
place of any meeting of the shareholders, and in the case of a special meeting the purpose or purposes for which such meeting is called, shall be delivered or mailed by the Secretary of the Corporation, to each shareholder of record of the Corporation entitled to notice of or to vote at such meeting no fewer than ten
(10) nor more than sixty (60) days before the date of the meeting. In the event of a special meeting of shareholders required to be called as the result of a demand therefor made by share-holders, such notice shall be given no later than the sixtieth (60th) day after the Corporation's receipt of the demand requiring the meeting to be called. Notice of shareholders' meetings, if mailed, shall be mailed, postage prepaid, to each shareholder at his address shown in the Corporation's current record of shareholders.

        Notice of a meeting of shareholders shall be given to shareholders not entitled to vote, but only if a purpose for the meeting is to vote on any amendment to the Corporation's Restated Articles of Incorporation, merger or share exchange to which the Corporation would be a party, sale of the Corporation's assets, dissolution of the Corporation, or consideration of voting rights to be accorded to shares acquired or to be acquired in a "control share acquisition" (as such term is defined in the Indiana Business Corporation Law). Except as required by the foregoing sentence or as otherwise required by the Indiana Business Corporation Law or the Corporation's Restated Articles of Incorporation, notice of a meeting of shareholders is required to be given only to shareholders entitled to vote at the meeting.

        A shareholder or his proxy may at any time waive notice of a meeting if the waiver is in writing and is delivered to the Corporation for inclusion in the minutes of filing with the Corporation's records. A shareholder's attendance at a meeting, whether in person or by proxy, (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his proxy objects to considering the matter when it is presented. Each shareholder who has in the manner above provided waived notice or objection to notice of a shareholders' meeting shall be conclusively presumed to have been given due notice of such meeting, including the purpose or purposes thereof.

        If an annual or special shareholders' meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment, unless a new record date is or must be established for the adjourned meeting.

        Section 1.4.  Voting.  Except as otherwise provided by the Indiana
        -----------   ------
Business Corporation Law or the Corporation's Restated Articles of Incorporation, each share of the capital stock of any class of the Corporation that is outstanding at the record date established for any annual or special meeting of shareholders and is outstanding at the time of and represented in person or by proxy at the annual or special meeting, shall entitle the record holder thereof, or his proxy, to one (1) vote on each matter voted on at the meeting.

        Section 1.5.  Quorum.  Unless the Corporation's Restated Articles of
        -----------   ------
Incorporation or the Indiana Business Corporation Law provide otherwise, at all meetings of shareholders a majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on the matter. Action may be taken at shareholders' meeting only on matters with respect to which a quorum exists; provided, however, that any meeting of shareholders, including annual and special meetings and any adjournments thereof, may be adjourned to a later date although less than a quorum is present. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

        Section 1.6.  Vote Required to Take Action.  If a quorum exists as to a
        -----------   ----------------------------
matter to be considered at a meeting of shareholders, action on such matter (other than the election of Directors) is approved if the votes properly cast favoring the action exceed the votes properly cast opposing the action, except as the Corporation's Restated Articles of Incorporation or the Indiana Business Corporation Law require a greater number of affirmative votes. Directors shall be elected by a plurality of the votes properly cast.

        Section 1.7.  Record Date.  Only such persons shall be entitled to
        -----------   -----------
notice of or to vote, in person or by proxy, at any shareholders' meeting as shall appear as shareholders upon the books of the Corporation as of such record date as the Board of Directors shall determine, which date may not be earlier than the date seventy (70) days immediately preceding the meeting. In the absence of such determination, the record date shall be the fiftieth (50th) day immediately preceding the date of such meeting. Unless otherwise provided by the Board of Directors, shareholders shall be determined as of the close of business on the record date.

        Section 1.8.  Proxies.  A shareholder may vote his shares either in
        -----------   -------
person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder (including authorizing the proxy to receive, or to waive, notice of any shareholders' meetings within the effective period of such proxy) by signing an appointment form, either personally or by the shareholder's attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes and is effective for eleven (11) months unless a shorter or longer period is expressly provided in the appointment form. The proxy's authority may be limited to a particular meeting or may be general and authorize the proxy to represent the shareholder at any meeting of shareholders held within the time provided in the appointment form. Subject to the Indiana Business Corporation Law and to any express limitation on the proxy's authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

        Section 1.9.  Removal of Directors.  Unless the Corporation's Restated
        -----------   --------------------
Articles of Incorporation provide otherwise, any one or more of the members of the Board of Directors may be removed only for good cause (a) at a meeting of the Board of Directors for which notice of the purpose of the meeting has been given, by a vote of at least a majority of all persons then serving as Directors, or (b) at a meeting of the shareholders called expressly for that purpose, by the affirmative vote of the holders of outstanding shares representing at least sixty-six and two-thirds percent (66-2/3%) of all the votes then entitled to be cast at an election of Directors.

        Section 1.10. Participation by Conference Telephone.  The Chairman of
        ------------  -------------------------------------
the Board or the Board of Directors may permit any or all shareholders to participate in an annual or special meeting of shareholders by, or through the use of, any means of communication, such as conference telephone, by which all shareholders participating may simultaneously hear each other during the meeting. A shareholder participating in a meeting by such means shall be deemed to be present in person at the meeting.

                                  ARTICLE II
                                  ----------

                                   Directors
                                   ---------

        Section 2.1.  Number and Terms.  The business and affairs of the
        -----------   ----------------
Corporation shall be managed under the direction of a Board of Directors consisting of nine (9) Directors, or such other number as may be fixed by the Board of Directors from time to time, but which shall in no event be greater than twelve (12). The Board of Directors shall be classified as follows:

        Class A shall consist of three Directors, Class B shall consist of three Directors, and Class C shall consist of three Directors. Unless sooner displaced, the term of office of each Class A Director shall expire when he is re-elected or his successor is elected and qualified at the 1988 annual meeting of shareholders and every three years thereafter; the term of office of each Class B Director shall expire when he is re-elected or his successor is elected and qualified at the 1989 annual meeting of shareholders and every three years thereafter; and the term of office of each Class C Director shall expire when he is re-elected or his successor is elected and qualified at the 1990 annual meeting of shareholders and every three years thereafter. The designation of Directors as Class A, Class B or Class C Directors may be changed from time to time by amendment to these By-Laws, but no change of designation shall change the term of any Director in office at such time.

        Despite the expiration of a Director's term, the Director shall continue to serve until his successor is elected and qualified, or until the earlier of his death, resignation, disqualification or removal, or until there is a decrease in the number of Directors. Any vacancy occurring in the Board of Directors, from whatever cause arising, shall be filled by selection of a successor by a majority vote of the remaining members of the Board of Directors (although less than a quorum); provided, however, that if such vacancy or vacancies leave the Board of Directors with no members or if the remaining members of the Board are unable to agree upon a successor or determine not to select a successor, such vacancy may be filled by a vote of the shareholders at a special meeting called for that purpose or at the next annual meeting of shareholders. The term of a Director elected or selected to fill a vacancy shall expire at the end of the term for which such Director's predecessor was elected.

        The Directors and each of them shall have no authority to bind the Corporation except when acting as a Board.

        Section 2.2.  Quorum and Vote Required to Take Action.  A majority of
        -----------   ---------------------------------------
the whole Board of Directors shall be necessary to constitute a quorum for the transaction of any business, except the filling of vacancies. If a quorum is present when a vote is taken, the affirmative vote of a majority of the Directors present shall be the act of the Board of Directors, unless the act of a greater number is required by the Indiana Business Corporation Law, the Corporation's Restated Articles of Incorporation or these By-Laws.

        Section 2.3.  Annual and Regular Meetings.  The Board of Directors shall
        -----------   ---------------------------
meet annually, without notice, immediately following the annual meeting of the shareholders, for the purposes of transacting such business as properly may come before the meeting. Other regular meetings of the Board of Directors, in addition to said annual meeting, shall be held on such dates, at such times and at such places as shall be fixed by resolution adopted by the Board of Directors and specified in a notice of each such regular meeting, or otherwise communicated to the Directors. The Board of Directors may at any time alter the date for the next regular meeting of the Board of Directors.

        Section 2.4. Special Meetings. Special meetings of the Board of
        -----------  ----------------
Directors may be called by any member of the Board of Directors upon not less than twenty-four (24) hours' notice given to each Director of the date, time and place of the meeting, which notice need not specify the purpose or purposes of the special meeting, unless the purpose of the meeting is to consider the removal of one or more Directors pursuant to Section 1.9 of these By-Laws. Such notice may be communicated in person (either in writing or orally), by telephone, telegraph, teletype, or other form of wire or wireless communication, or by mail, and shall be effective at the earlier of the time of its receipt or if mailed, five (5) days after its mailing. Notice of any meeting of the Board may be waived in writing at any time if the waiver is signed by the Director entitled to the notice and is filed with the minutes or corporate records. A Director's attendance at or participation in a meeting waives any required notice to the Director of the meeting, unless the Director at the beginning of the meeting (or promptly upon the Director's arrival) objects to holding the meeting of transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

        Section 2.5.  Written Consents.  Any action required or permitted to be
        -----------   ----------------
taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 2.5 is effective when the last Director signs the consent, unless the consent specified a different prior or subsequent effective date, in which cases the action is effective on or as of the specified date. A consent signed under this Section
2.5 shall have the same effect as a unanimous vote of all members of the Board and may be described as such in any document.

        Section 2.6.  Participation by Conference Telephone.  The Board of
        -----------   -------------------------------------
Directors may permit any or all Directors to participate in a regular or special meeting by, or through the use of, any means of communication, such as conference telephone, by which all Directors participating may simultaneously hear each other during the meeting. A

Director participating in a meeting by such means shall be deemed to be present in person at the meeting.

        Section 2.7.  Committees.  (a)  The Board of Directors may create one
        -----------   ----------
(1) or more committees and appoint members of the Board of Directors to serve on them, by resolution of the Board of Directors adopted by a majority of all the Directors in office when the resolution is adopted. Each committee may have one
(1) or more members, and all the members of a committee shall serve at the pleasure of the Board of Directors.

        (b) To the extent specified by the Board of Directors in the resolution creating a committee, each committee may exercise all of the authority of the Board of Directors; provided, however, that a committee may not:

        (1) authorize dividends or other distributions, except a committee (or an executive officer of the Corporation designated by the Board of Directors) may authorize or approve a reacquistion of shares or other distribution if done according to a formula or method, or within a range, prescribed by the Board of Directors;

        (2) approve or propose to shareholders action that is required to be approved by shareholders;

        (3) fill vacancies on the Board of Directors or on any of its committees;

        (4) amend the Corporation's Restated Articles of Incorporation under IC 23-1-38-2;

        (5)  adopt, amend, repeal, or waive provisions of these By-Laws;

        (6)  approve a plan of merger not requiring shareholder approval; or

        (7) authorize or approve the issuance or sale or a contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class of series of shares, except the Board of Directors may authorize a committee (or an executive officer of the Corporation designated by the Board of Directors) to take action described in this subdivision within limits prescribed by the Board of Directors.

        (c) Except to the extent inconsistent with the resolutions creating a committee, Sections 2.1 through 2.6 of these By-Laws, which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements and telephone participation in meetings of the Board of Directors, apply to each committee and its members as well.

                                  ARTICLE III
                                  -----------

                                   Officers
                                   --------

        Section 3.1. Designation, Selection and Terms.  The officers of the
        -----------  --------------------------------
Corporation shall consist of the Chairman of the Board, the President, the Chief Executive Officer, the Treasurer, and the Secretary. The Board of Directors may also elect other Vice Presidents, including an Executive Vice-President, Assistant Secretaries, Assistant Treasurers, and such other officers or assistant officers as may be described in these By-Laws from time to time or as the Board of Directors may from time to time determine by resolution creating the office and defining the duties thereof. The officers of the Corporation shall be elected by the Board of Directors and need not be selected from among the members of the Board of Directors, except for the Chairman of the Board and the CEO, who shall be members of the Board of Directors. All officers shall serve at the pleasure of the Board of Directors. The election or appointment of an officer does not itself create contract rights.

        Section 3.2.  Removal.  The Board of Directors may remove any officer at
        -----------   -------
any time with or without cause. Vacancies in such offices, however occurring, may be filled by the Board of Directors at any meeting of the Board of Directors.

        Section 3.3.  Chairman of the Board.  Subject to the authority of the
        -----------   ---------------------
Board of Directors, the Chairman of the Board, if an employee of the Company, shall be the principal policy-making officer of the Corporation. Otherwise, the Chairman will preside over the Annual Meeting and the Board of Directors' Meeting.

        Section 3.3A.  CEO.  The Chief Executive Officer shall formulate the
        ------------   ---
major policies to be pursued in the administration of the Corporation's affairs. He shall study and make reports and recommendations to the Board of Directors with respect to major problems and activities of the Corporation and shall see that the established policies are placed into effect and carried out under the direction of the President. He shall also be responsible to effect policies and practices that will be for the betterment of the Corporation.

        Section 3.4.  President.  Subject to the provisions of Section 3.3 and
        -----------   ---------
3.3A, the President shall be the Chief Operating Officer of the Corporation, shall exercise the powers and perform the duties which ordinarily appertain to that office and shall manage and operate the businesses and affairs of the Corporation in conformity with the policies established by the Board of Directors and by the Chief Executive Officer, or as may be provided for in these By-Laws. In connection with the performance of his duties, he shall keep the CEO fully informed as to all phases of the Corporation's activities.

        Section 3.5.  Executive Vice-President.  In the absence of the President
        -----------   ------------------------
or in event of his death, inability or refusal to act, the Executive Vice-President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Executive Vice-President shall perform such other duties as from time to time may be assigned to him by the President, the CEO, or by the directors.

        Section 3.6.  Treasurer.  The Treasurer shall perform all of the duties
        -----------   ---------
customary to that office, including the duty of supervising the keeping of the records of the receipts and disbursements of the Corporation. He shall submit to the Board of Directors at such times as the Board may require full statements showing in detail the financial condition and affairs of the Corporation. He shall also be responsible for causing the Corporation to furnish financial statements to its shareholders pursuant to IC 23-1-53-1.

        Section 3.7.  Secretary.  The Secretary shall be the custodian of the
        -----------   ---------
books, papers and records of the Corporation and of its corporate seal, if any, and shall be responsible for seeing that the Corporation maintains the records required by IC 23-1-52-1 (other than accounting records) and that the Corporation files with the Indiana Secretary of State the annual report required by IC 23-1-53-3. The Secretary shall be responsible for preparing minutes of the meetings of the shareholders and of the Board of Directors and for authenticating records of the Corporation, and he shall perform all of the other duties usual in the office of Secretary of a corporation.

        Section 3.8.  Assistant Secretary.  In the absence or inability of the
        -----------   -------------------
Secretary, the Assistant Secretary, if any, shall perform only such duties as are provided herein or specifically assigned to him, in writing, by the Board of Directors, the Chairman of the Board, the President, or the Secretary.

        Section 3.9.  Controller.  The Controller shall be responsible for
        -----------   ----------
maintaining the Corporation's accounting books and records and preparing its financial statements, subject to the supervision and direction of the Chairman of the Board, President and Executive Vice President of the Corporation.

        Section 3.10.  Salary.  The Board of Directors may, at its discretion,
        ------------   ------
from time to time, fix the salary of any officer by resolution included in the minute book of the Corporation.


                                  ARTICLE IV
                                  ----------

                                    Checks
                                    ------

        All checks, drafts or other orders for payment of money shall be signed in the name of the Corporation by such officers or persons as shall be designated from time to time by resolution adopted by the Board of Directors and included in the minute book of the Corporation; and in the absence of such designation, such checks, drafts or other orders for payment shall be signed by the Chairman of the Board, the President or the Treasurer.


                                   ARTICLE V
                                   ---------

                                     Loans
                                     -----

        Such of the officers of the Corporation as shall be designated from time to time by resolution adopted by the Board of Directors and included in the minute book of the Corporation shall have the power, with such limitations thereon as may be fixed by the Board of Directors, to borrow money in the Corporation's behalf, to establish credit, to discount bills and papers, to pledge collateral and to execute such notes, bonds, debentures or other evidences of indebtedness, and such mortgages, trust indentures and other instruments in connection therewith, as may be authorized from time to time, by the Board of Directors.

                                  ARTICLE VI
                                  ----------

                            Execution of Documents
                            ----------------------

        The CEO or the President or an authorized Vice-President or other Officers may, in the Corporation's name, sign all deeds, leases, contracts or similar documents that may be authorized by the Board of Directors unless otherwise directed by the Board of Directors or otherwise provided herein or in the Corporation's Restated Articles of Incorporation, or as otherwise required by law.

                                  ARTICLE VII
                                  -----------

                                    Stock
                                    -----

        Section 7.1.  Execution.  Certificates for shares of the capital stock
        -----------   ---------
of the Corporation shall be signed by the Chairman of the Board or the President and by the Treasurer or the Secretary and the seal of the Corporation (or a facsimile thereof), if any, may be thereto affixed. Where any such certificate is also signed by a transfer agent or a registrar, or both, the signatures of the officers of the Corporation may be facsimiles. The Corporation may issue and deliver any such certificates notwithstanding that any such officer who shall have signed, or whose facsimile signature shall have been imprinted on, such certificate shall have ceased to be such officer.

        Section 7.2.  Contents.  Each certificate shall state on its face the
        -----------   --------
name of the Corporation and that it is organized under the laws of the State of Indiana, the name of the person to whom it is issued, and the number and class of shares and the designation of the series, if any, the certificate represents, and shall state conspicuously on its front or back that the Corporation will furnish the shareholder, upon his written request and without charge, a summary of the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series).

        Section 7.3.  Transfers.  Except as otherwise provided by law or by
        -----------   ---------
resolution of the Board of Directors, transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof in person or by duly authorized attorney, on payment of all taxes thereon and surrender for cancellation of the certificate or certificates for such shares (except as hereinafter provided in the case of loss, destruction or mutilation of certificates) properly endorsed by the holder thereof or accompanied by the proper evidence of succession, assignment or authority to transfer, and delivered to the Secretary or an Assistant Secretary.

        Section 7.4.  Stock Transfer Records.  There shall be entered upon the
        -----------   ----------------------
stock records of the Corporation the number of each certificate issued, the name and address of the registered holder of such certificate, the number, kind and class of shares represented by such certificate, the date of issue, whether the shares are originally issued or transferred, the registered holder from whom transferred and such other information as is commonly required to be shown by such records. The stock records of the Corporation shall be kept at its principal office, unless the Corporation appoints a transfer agent or registrar, in which case the Corporation shall keep at its principal office a complete and accurate shareholders' list giving the names and addresses of all shareholders and the number and class of shares held by each. If a transfer agent is appointed by the Corporation, shareholders shall give written notice of any changes in their addresses from time to time to the transfer agent.

        Section 7.5.  Transfer Agents and Registrars.  The Board of Directors
        -----------   ------------------------------
may appoint one or more transfer agents and one or more registrars and may require each stock certificate to bear the signature of either or both.

        Section 7.6.  Loss, Destruction or Mutilation of Certificates.  The
        -----------   ------------------------------------------------
holder of any of the capital stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause to be issued to him a new certificate or certificates of stock, upon the surrender of the mutilated certificate, or, in the case of loss or destruction, upon satisfactory proof of such loss or destruction. The Board of Directors may, in its discretion, require the holder of the lost or destroyed certificate or his legal representative to give the Corporation a bond in such sum and in such form, and with such surety or sureties as it may direct, to indemnify the Corporation, its transfer agents and registrars, if any, against any claim that may be made against them or any of them with respect to the capital stock represented by the certificate or certificates alleged to have been lost or destroyed, but the Board of Directors may, in its discretion, refuse to issue a new certificate or certificates, save upon the order of a court having jurisdiction in such matters.

        Section 7.7.  Form of Certificates.  The form of the certificates for
        -----------   --------------------
shares of the capital stock of the Corporation shall conform to the requirements of Section 7.2 of these By-Laws and be in such printed form as shall from time to time be approved by resolution of the Board of Directors.


                                 ARTICLE VIII
                                 ------------

                                     Seal
                                     ----

        The corporate seal of the Corporation shall, if the Corporation elects to have one, be in the form of a disc, with the name of the Corporation and "INDIANA" on the periphery thereof and the word "SEAL" in the center.


                                  ARTICLE IX
                                  ----------

                                Miscellaneous
                                -------------

        Section 9.1.  Indiana Business Corporation Law.  The provisions of the
        -----------   --------------------------------
Indiana Business Corporation Law, as amended, applicable to all matters relevant to, but not specifically covered by, these By-Laws are hereby, by reference, incorporated in and made a part of these By-Laws.

        Section 9.2.  Fiscal Year.  The fiscal year of the Corporation shall end
        -----------   -----------
on the 31st of December of each year.

        Section 9.3.  Amendments.  These By-Laws may be rescinded, changed or
        -----------   ----------
amended, and provisions hereof may be waived, at any meeting of the Board of Directors by the affirmative vote of a majority of the entire number of Directors at the time, except as otherwise required by the Corporation's Restated Articles of Incorporation or by the Indiana Business Corporation Law.































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